UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                November 21, 2006
                Date of Report (Date of earliest event reported)

                            Grupo KCSM, S.A. de C.V.

    (formerly known as TFM, S.A. de C.V. and Grupo Transportacion Ferroviaria
                            Mexicana, S.A. de D.V.)
             (Exact Name of Registrant as Specified in Its Charter)


            Mexico                      333-08322-01                 N/A
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
        Incorporation)                                       Identification No.)


                                Montes Urales 625
                              Lomas de Chapultepec
                               11000 Mexico, D.F.
                                     Mexico
                    (Address of Principal Executive Offices)

                               + (5255) 9178-5852
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01      Other Events.

Pursuant to the terms of the indenture governing Kansas City Southern de Mexico, S.A. de C.V.'s ("KCSM") 10.25% Senior Notes due 2007 (the "2007 Senior Notes"), as amended by the second supplemental indenture, dated November 21, 2006, among, KCSM, as issuer, Grupo KCSM, S.A. de C.V. ("the Company"), as guarantor, The Bank of New York, as trustee, and Deutsche Bank Luxembourg S.A., as paying agent, KCSM accepted for payment tenders from holders of approximately 97% of its 2007 Senior Notes. On November 21, 2006, KCSM paid an aggregate of approximately US$146.0 million to the holders of such 2007 Senior Notes, thereby extinguishing 97% of the 2007 Senior Notes.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Grupo KCSM, S.A. de C.V.
Date: November 28, 2006

                                          By:  /s/ Patrick J. Ottensmeyer
                                               --------------------------------
                                               Name:  Patrick J. Ottensmeyer
                                               Title:  Chief Financial Officer